EXHIBIT 23(A)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 4 to Form S-11 of our report dated July 11, 1996 relating to the financial statement of Chase Preferred Capital Corporation, which appears in such Prospectus. We also consent to the reference to be under the heading "Experts" in such Prospectus.





/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
New York, New York
September 12, 1996